UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2025, Taysha Gene Therapies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, BofA Securities, Inc., Piper Sandler & Co. and Barclays Capital Inc., as representatives of the several underwriters set forth therein (collectively, the “Underwriters”), to issue and sell 46,868,687 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”), and, in lieu of common stock to certain investors, pre-funded warrants to purchase 25,858,586 shares of its Common Stock, in an underwritten public offering (the “Offering”) pursuant to an effective shelf registration statement on Form S-3 (File No. 333-283801) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $2.75 per share of Common Stock and $2.749 per pre-funded warrant, which is the price to the public of each share of Common Stock sold in the Offering, minus the $0.001 exercise price per pre-funded warrant. The Underwriters have agreed to purchase the shares and the pre-funded warrants from the Company pursuant to the Underwriting Agreement at a price of $2.585 per share and $2.584 per pre-funded warrant, respectively. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 10,909,090 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $187.4 million, or approximately $215.6 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering is expected to occur on May 30, 2025, subject to customary closing conditions.

Each pre-funded warrant will have an initial exercise price per share of $0.001, subject to certain adjustments. The pre-funded warrants may be exercised at any time until exercised in full, except that a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise would cause (i) the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99%, as the case may be, of the number of shares of the Company’s Common Stock outstanding immediately prior to or after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99%, as the case may be, of the combined voting power of all of the Company’s securities then outstanding immediately prior to or after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to another percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Copies of the Underwriting Agreement and form of pre-funded warrant are filed as Exhibit 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the form of pre-funded warrant are qualified in their entirety by reference to such exhibits. A copy of the opinion of Cooley LLP as to the legality of the issuance and sale of the securities in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

Launch and Pricing of the Offering

On May 28, 2025, the Company issued a press release announcing that it had commenced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the Company filed a preliminary prospectus supplement to the Registration Statement. The preliminary prospectus supplement described certain elements of the Company’s business strategy, preclinical and clinical pipeline and certain updated and additional risk factors, including those attached as Exhibit 99.2 and incorporated by reference herein.

On May 28, 2025, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company believes that the net proceeds from the Offering, together with its existing cash and cash equivalents, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements into 2028.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, including the uncertainties related to market conditions and the completion of the Offering on the anticipated terms, if at all, the Company’s expected cash runway, the potential of TSHA-102, including the reproducibility and durability of any favorable results initially seen in patients dosed to date in clinical trials, including with respect to functional milestones, and the Company’s other product candidates to positively impact quality of life and alter the course of disease in the patients the Company seeks to treat, the Company’s research, development and regulatory plans for its product candidates, including the timing of initiating additional trials and reporting data from its clinical trials and making regulatory submissions, communications from the FDA on the regulatory pathway for TSHA-102, the potential for the Company’s product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, the potential exercise by Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy) (“Astellas”) of the options granted to Astellas pursuant to the Option Agreement dated October 21, 2022 by and between the Company and Astellas (the “Option Agreement”) and the Company’s plans and expectations regarding its obligations and performance under the Option Agreement, and the costs of litigation and the Company’s expectations regarding the outcome of lawsuits and other claims against the Company and any regulatory or legal proceedings. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and between Taysha Gene Therapies, Inc. and Jefferies LLC, BofA Securities, Inc., Piper Sandler & Co. and Barclays Capital Inc., dated May 28, 2025.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 28, 2025.

99.2	Additional Business Information.

99.3	Press Release, dated May 28, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: May 29, 2025		Kamran Alam
Chief Financial Officer